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                                  EXHIBIT 99-3


                             JOINT FILING AGREEMENT


                 The undersigned hereby agree that this Amendment No. 6 to
Schedule 13D is filed on behalf of each of them.

         DATED:  March 25, 1996

                                        HARLEQUIN INVESTMENT
                                        HOLDINGS LIMITED


                                        By:  /s/ IRA F. LEVY
                                           -------------------------------
                                             Ira F. Levy, Attorney-in-Fact


                                        THE GHL (SENIOR) PENSION FUND


                                        By:  /s/ IRA F. LEVY
                                           ------------------------------
                                             Ira F. Levy, Attorney-in-Fact


                                        RICHARD H. GRAY


                                        By:  /s/ IRA F. LEVY
                                           -------------------------------
                                             Ira F. Levy, Attorney-in-Fact


                                        OVERSEAS TRUST COMPANY LIMITED


                                        By:  /s/ IRA F. LEVY
                                           -------------------------------
                                             Ira F. Levy, Attorney-in-Fact


                                        GUERNSEY HOLDINGS LIMITED


                                        By:  /s/ IRA F. LEVY
                                            ------------------------------
                                             Ira F. Levy, Attorney-in-Fact


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